                                                                Exhibit 10.55
       PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN
        ASTERIX (*) AND WHITE SPACE) AND FILED SEPARATELY WITH THE
             SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A
                       REQUEST FOR CONFIDENTIAL TREATMENT
                     FILED JANUARY 31, 1995; FILE NO. 0-15609



                                THIRD AMENDMENT

     Effective January 15, 1995, Agouron Pharmaceuticals, Inc., a California corporation with offices at 10350 North Torrey Pines Road, Suite 100, La Jolla, California 92037 ("Agouron") and Japan Tobacco Inc., a Japanese corporation with offices at 12-62, Higashi-Shinagawa 4 chome, Shinagawa-ku, Tokyo 140, Japan ("JT"), for good and valuable consideration, agree as follows:


                                   Article I
                                   Background

     1.01 Pursuant to the terms of an agreement which was originally entered into on December 18, 1992 (This Agreement, as amended, is hereinafter referred to as "Agreement One."). Agouron and JT have conducted a collaborative Research Program ("Research Program One") consisting of *
                                      to discover, develop, manufacture and
market novel immunosuppressive drugs. On February 28, 1994, Agouron and JT entered into the First Amendment of Agreement One. On April 22,
1994, Agouron and JT entered into the Second Amendment and Restatement of Agreement One.

     1.02 Agouron and JT are also conducting two additional Research Programs ("Research Program Two" and "Research Program Three") focusing on the development of anti-viral drugs in accordance with the provisions of agreements which were originally entered into on February 28, 1994 ("Agreement Two" and "Agreement Three").

     1.03     *


                                       To affect the preceding and to clarify
the parties' rights and obligations, the parties agree to further amend the terms of Agreement One by entering into this Third Amendment to Agreement One ("Third Amendment").

     1.04 For purposes of this Third Amendment, terms with initial capitalization shall have the same meanings as those set out in Agreement One.

                                 Article II
                               Third Amendment

     2.01 The parties agree that the last day of the Research Term of Agreement One is January 15, 1995 and that Research Program One ended on January 15, 1995.

     2.02 The parties agree that only chemical compounds which have been shown by or on behalf of Agouron or JT, independently or jointly, on or before the last day of the Research Term to *
         shall be eligible to be Program Compounds, and that any chemical compounds synthesized after January 15, 1995 shall not be eligible to be Program Compounds.

     2.03 The parties agree that no Program Compounds or Program Products were conceived and/or invented in Research Program One during the Research Term.

     2.04 The parties agree that the chemical compounds contained in the List of Research Program One Compounds dated as of January 15, 1995 are not Program Compounds or Program Products.

     2.05 The parties agree that the parties' rights and obligations regarding the commercialization of any chemical compounds and intermediates thereof which were invented in Research Program One including, but not limited to, the chemical compounds contained in the List of Research Program One Compounds dated as of January 15, 1995, and any products incorporating such chemical compounds, are set forth in Section 3.05(g) of the Second Amendment and Restatement of Agreement One, which Section 3.05(g) reads in full as follows:

              (g) Unless the parties agree otherwise, any chemical compound(s) which is *



                       The parties shall                    *
                     the most *

                                                                Each
                    party, as *                     shall have the *




     2.06     The parties agree that *                            does not
include any know-how, trade secret, experimental data, formula, expert opinion, experimental procedure and other confidential and/or proprietary information *


which is *
        as the case may be, *

     2.07 The parties shall cause their respective employees to cooperate as reasonably required to co-author manuscripts and to file patent applications on separately or jointly made inventions arising out of Agreement One.

     2.08 The parties agree that Research Project II is canceled effective January 15, 1995. *

     2.09     The parties agree to end Research Project I effective
January 15, 1995 and to reallocate the research efforts which were to be committed by Agouron scientists during the third year of Research Project I to Research Programs Two and Three. Notwithstanding the reallocation of Agouron's research efforts, *



     2.10     Commencing *
without any further action *


                               on its own or with any third party, *


     agrees not to *

                         agrees not to *
         The


     parties hereby agree that any *

                                      If requested by  *



     2.11 Except as modified by the terms contained herein, the provisions of Agreement One shall remain in full force and effect.

     2.12     Notwithstanding the *

                     hereby confirms that such *



AGOURON PHARMACEUTICALS, INC.                 JAPAN TOBACCO INC.

By     /S/ R. Kent Snyder                     By     /S/ Tsuyoshi Sasaki

Name   R. Kent Snyder                         Name   Tsuyoshi Sasaki

Title  Vice President, Business Development   Title   Executive Director

Date   January 26, 1995                       Date   January 26, 1995